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                                                          LEASE AGREEMENT


                             THIS LEASE, made this _____ day of May, 1996, by and between Stone Mountain Industrial Park, Inc., a Georgia Corporation, hereinafter referred to as "Lessor"; and GT Bicycles, Inc., a California
                         Corporation, hereinafter referred to as "Lessee";


                                                        W I T N E S S E T H:



PREMISES                     1.   The Lessor, for and in consideration of the rents, covenants, agreements, and stipulations hereinafter mentioned, reserved, and contained, to be paid, kept and performed by the Lessee, has leased and rented, hereby does lease and rent, to the Lessee, and said Lessee hereby agrees to lease and take upon the terms and conditions which hereinafter appear, the following described property (hereinafter called
                         "Premises"):





                         A 40,000 square foot portion of Building No. 31 (a 156,206 square foot building) known as 8291 Forshee
                         Drive, Westside Industrial Park, Jacksonville, Florida, said building being a part of Section 27, Township
                         1 South, Range 25 east, Duval County, Florida, consisting of a portion of Pickett Land Company's Farms
                         Subdivision as recorded in Plat Book 5, page 93 of the current Public Records of Duval County, Florida, and being more particularly described on Exhibit "A" Legal Description and Exhibit "B" Building 31 Site Plan
                         attached hereto by this reference and incorporated herein.





                         This Lease is subject to all encumbrances, easements, covenants and restrictions of record and to the
                         Declaration of Covenants, Restrictions, and Easements for Westside Industrial Park.





TERM                         2.   To have and to hold for a term of 37 months, said term to begin on the 1st day of July, 1996, and to end at midnight on the 31st day of July, 1999.





RENTAL                       3.   Lessee shall pay to Lessor monthly "Base Rent" of $12,000.00 due on the first day of each month, in advance, without offset or demand, commencing on July 1, 1996. Upon execution of this Lease, Lessee has paid to Lessor $12,000.00, representing the first month's rent due hereunder. In the event Lessee fails to pay the rent or any other payment called for under this Lease within ten (10) days of the time period specified, Lessee shall pay a late charge equal to five percent (5%) of the unpaid amount, which late charge shall be paid with the required payment.
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UTILITY BILLS                4.   Lessee shall place utility bills of all types in its name and shall pay same, along with all assessments pertaining to the Premises, including, but not limited to, water and sewer, natural gas, electricity, fire protection and sanitary pick up bills for the Premises, or used by Lessee in connection therewith. If Lessee does not pay same, Lessor may pay the same and such payment shall be added to and treated as additional rental of the Premises. If this Lease is for a multi-tenant building, water and sewer charges shall be accounted for as provided in Paragraph 33 herein below.

MORTGAGEE'S RIGHTS           5.   Lessee's rights shall be subject to any bona fide mortgage or deed to secure debt which is now, or may hereafter be, placed upon the Premises by Lessor, and Lessee agrees to execute and deliver such documentation as may be required by any such mortgagee to effect any subordination within ten (10) days of receipt of a request for such execution.

MAINTENANCE AND              6.   Lessee shall not allow the Premises to fall out of repair or deteriorate, and, at Lessee's own
REPAIRS BY LESSEE        expense, including paving, lawn and landscaping, in good order and repair, except portions of the Premises to be repaired by Lessor under terms of Paragraph 7 below. Lessee also agrees to keep all systems pertaining to water, fire protection, drainage, sewer, electrical, heating, ventilation, air conditioning and lighting in good order and repair, and agrees to return same to Lessor at the expiration of this Lease or renewal hereof in good operating condition. The Lessee covenants and agrees that during the term of this
                         Lease and for such further time as the Lessee, or any person claiming under it, shall hold the Premises or any part thereof, it shall not cause the estate of the Lessor in said Premises to become subject to any lien, charge or encumbrance whatsoever, it being agreed that the Lessee shall have no authority, express or implied, to create any lien, charge or encumbrance upon the estate of the Lessor in the Premises.

REPAIRS BY LESSOR            7.   Lessor agrees to keep in good repair the roof and exterior walls, exclusive of painting, exclusive of all glass and exclusive of all exterior doors. Lessor gives to Lessee exclusive control of Premises and shall be under no obligation to inspect said Premises. Lessee shall promptly notify Lessor of any damage covered under this paragraph, and Lessor shall be under no duty to repair unless it receives notice of such damage.

MODIFICATIONS AND            8.   No modification or alterations to the building on the Premises or openings cut through the roof
ALTERATIONS TO THE       are allowed without prior written consent of Lessor. In the event any such modifications or alterations are
PREMISES                 performed, same shall be completed in accordance with all applicable codes and regulations.

RETURN OF PREMISES           9.   Lessee agrees to return the Premises to Lessor, at the expiration or prior termination of this
                         Lease, broom clean and in as good condition and repair as when first received, natural wear and tear, damage by storm, fire, lightning, earthquake or other casualty alone excepted. Lessee agrees to remove its personal property from the Premises at the expiration or prior termination of this Lease.

DESTRUCTION OF OR            10.   If Premises are totally destroyed by storm, fire, lightning, earthquake or other casualty, this
DAMAGE TO PREMISES       Lease shall terminate as of the date of such destruction, and rental shall be accounted for as between
                         Lessor and Lessee as of that date. If Premises are damaged, but not wholly destroyed by any of such casualties, rental shall abate in such proportion as use of Premises has been destroyed, and Lessor shall restore Premises to substantially the same conditions as before damage as speedily as practicable, whereupon full rental shall recommence; provided further, however, that if the damage shall be so extensive that the same cannot be reasonably repaired and restored within six (6) months from date of the casualty, then either Lessor or Lessee may cancel this Lease by giving written notice to the other party within thirty (30) days from the date of such casualty. In the event of such cancellation, rental shall be apportioned and paid up to the date of such casualty.

INDEMNITY                    11.   Lessee agrees to indemnify and save harmless the Lessor against all claims for injuries to persons or damages to property by reason of the use or occupancy of the Premises, the improvements on the
                         Premises or the failure or cessation of services to the Premises, and all expenses incurred by Lessor because of such injuries or occupancy, including attorneys' fees and court costs.

GOVERNMENTAL                 12.   Lessee agrees, at its own expense, to promptly comply with all requirements of any legally
ORDERS                   constituted public authority made necessary by reason of Lessee's use or occupancy of Premises or operation of its business. Lessor agrees to promptly comply with any such requirements if not made necessary by reason of Lessee's occupancy or operation of the Premises. It is mutually agreed, however, between Lessor and Lessee, that if in order to comply with such requirements, the cost to Lessor or Lessee, as the case may be, shall exceed a sum equal to one year's rent (as measured by the year in which the requirements arise), then Lessor or Lessee who is obligated to comply with such requirements is privileged to terminate this Lease by giving written notice of termination to the other party, which termination shall become effective sixty (60) days after receipt of such notice, and which notice shall eliminate necessity of compliance with such requirement by party giving notice unless party receiving such notice of termination shall, before termination becomes effective, pay to party giving notice all cost of compliance in excess of one year's rent, or secure payment of such sum in manner satisfactory to party giving notice.
                         Notwithstanding any provisions or limitations in this paragraph to the contrary, Lessee shall be responsible for any and all costs and expenses arising from any violations of environmental laws or regulations caused by Lessee's activities or occupancy of the Premises. Further, Lessee's option to terminate this Lease due to the cost of compliance with environmental laws or regulations shall only be available to Lessee if the law or regulation in question was enacted after the date of this Lease.

CONDEMNATION                 13.   If the whole of the Premises, or such portion thereof as will make Premises unusable for the purpose herein leased, shall be condemned by any legally constituted authority for any public use or purpose, or sold under threat of condemnation, then in any of said events the term hereby granted shall cease from the time when possession or ownership thereof is taken by public authorities and rental shall be accounted for as between Lessor and Lessee as of that date. Such termination, however, shall be without prejudice to the rights of either Lessor or Lessee to recover compensation and damage caused by condemnation from the condemnor. It is further understood and agreed that neither the Lessee, nor Lessor, shall have any rights in any award made to the other by any condemnation.

ASSIGNMENT                   14.   Lessee may not assign this Lease, or any interest thereunder, or sublet the Premises in whole or in part without the prior express written consent of Lessor and without giving prior written notice to
                         Lessor of intent to assign or sublease. Subtenants or assignees shall become liable directly to Lessor for all obligations of Lessee hereunder, without relieving Lessee's liability. Lessee agrees not to assign or sublease Premises to any one who will create a nuisance or trespass, nor use the Premises for any illegal purpose; nor in violation of any valid regulations of any governmental body; nor in any manner to vitiate the insurance. Lessee further agrees that if such subtenant or assignee is required to pay a rental amount greater than the rental amount required to be paid by Lessee hereunder, then Lessor shall be entitled to receive and shall be paid such increased amount. Upon any such sublease or assignment, Lessee shall provide Lessor with copies of any and all documents pertaining to such sublease or assignment. Lessor shall not unreasonably withhold its consent to a sublease or assignment.

HAZARDOUS                    15.   Lessee will not use or suffer the use (by Lessee or other person or entity), of the premises as a
SUBSTANCES               landfill or as a dump for garbage or refuse, or as a site for storage, treatment, or disposal of hazardous wastes, hazardous substances, or toxic substances (defined as "hazardous waste" or hazardous substance"
                         under Section 1004 of the Federal Conservation and Recovery Act, 42 U.S.C. sec. 6801 et seq., or Section
                         101 of the Comprehensive Environmental Responses, Compensation, and Liability Act, 42 U.S.C. sec. 9601 et
                         seq. or under any other applicable laws); Lessee shall not permit hazardous or toxic waste, contaminants, asbestos, oil, radioactive or other material, the removal of which is required or the maintenance or storage of which is prohibited, regulated, or penalized by any local, state, or federal agency, authority, or governmental unit, to be brought onto the Premises or if so brought or found located thereon, shall cause the same to be immediately removed, unless same complies with all applicable laws, and Lessee's obligation to so remove shall survive the termination of this Lease; Lessee will not use or suffer the use of the Premises in any manner other than in full compliance with all applicable federal, state and local environmental laws and regulations; Lessee warrants and represents that it has not received any notice from a governmental agency for violation of any environmental laws and regulations and, if such notice is received, Lessee immediately shall notify Lessor orally and in writing; Lessee shall indemnify, defend, and hold a Lessor harmless from and against any and all costs, damages, and expenses (including, without limitation, environmental compliance or response costs, costs for all remedial action and/or damage to third parties, attorney's fees and court costs at both trial and appellate levels,
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                         and damages for business interruption and any lost profits) resulting, directly or indirectly, from any environmental contamination of the Premises or any misstatement or misrepresentation of facts concerning the matters recited in this paragraph. In addition, at the end of the term of this Lease or earlier termination hereof, Lessee, upon request by the Lessor, shall cause, at Lessee's expense, an environmental study to be conducted of the Premises by a person or firm approved by Lessor to ensure that no hazardous wastes, hazardous substances or other such materials have been stored, handled, treated or disposed of on the Premises during the term of this Lease in violation of any applicable law.

REMOVAL OF FIXTURES          16.   Lessee may (if not in default hereunder) prior to the expiration of this Lease, or any extension hereof, remove all fixtures and equipment which Lessee has placed in Premises, provided Lessee repairs all damages to Premises caused by such removal. Provided, however, Lessee shall not remove, under any circumstances, the following: heating, ventilating, air conditioning, plumbing, electrical and lighting systems and fixtures or dock levelers. In the event this Lease is terminated for any reason, any property remaining in or upon the Premises may be deemed to become property of the Lessor and Lessor may dispose of same as it deems proper with no liability to Lessor and no obligation to Lessee.

DEFAULT: REMEDIES            17.   It is mutually agreed that in the event: (A) the rent herein reserved is not paid at the time and place when and where due and Lessee fails to pay said rent within ten (10) days after written demand from
                         Lessor; (B) the Premises shall be deserted or vacated; (C) the Lessee shall fail to comply with any term, provision, condition, or covenant of this Lease, other than the payment of rent, and shall not cure such failure within twenty (20) days after notice to the Lessee of such failure to comply; (D) Lessee causes any lien to be placed against the Premises and does not cure same within twenty (20) days after notice from
                         Lessor to Lessee demanding cure, in any of such events, Lessor shall have the option at once, or during continuance of such default or condition to do any of the following, in addition to, and not in limitation of any other remedy permitted by law or by this Lease:

                         (1)  Terminate this Lease, in which event Lessee shall immediately surrender the Premises to Lessor. Lessee agrees to indemnify Lessor for all loss, damage and expense which Lessor may suffer by reason of such termination, whether through inability to relet the Premises, through decrease in rent, through incurring court costs, actual attorney's fees or other costs in enforcing this provision or otherwise;

                         (2)  Lessor, as Lessee's agent, without terminating this Lease, may terminate Lessee's right of possession, and, at Lessor's option, enter upon and rent Premises at the best price obtainable by reasonable effort, without advertisement and by private negotiations and for any term Lessor deems proper. Lessee shall be liable to Lessor for the deficiency, if any, between Lessee's rent hereunder and the price obtained by
                         Lessor on reletting and for any damage, actual attorneys' fees or expenses incurred by Lessor in enforcing its rights under this provision.

                         (3)  Lessor also retains the right to apply for and obtain a dispossessory action against Lessee and to hold Lessee liable for all costs incident to seeking such dispossessory action, including actual attorney's fees and court costs.

                         Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedies herein provided or any other remedies provided by law. Lessor shall have the duty to mitigate any possible damages which may be incurred pursuant to any such default by Lessee except in the event Lessee deserts or vacates the
                         Premises without prior notification to Lessor. Any notice in this provision may be given by Lessor or its attorney.

ENTRY FOR CARDING,           18.   Lessor may card Premises "For Lease" or "For Sale" ninety (90) days before the termination of
ETC.                     this Lease.  Lessor may with 48 hours prior notice to Lessee enter the Premises at reasonable hours during the term of this Lease to exhibit same to prospective purchasers or tenants and to make repairs required of
                         Lessor under the terms hereof, or to make repairs to Lessor's adjoining property, if any.

EFFECTS OF                   19.   No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise,
TERMINATION OF           shall affect Lessor's right to collect rent for the period prior to termination thereof.
LEASE

NO ESTATE IN LAND            20.   This contract shall create the relationship of landlord and tenant between Lessor and Lessee; no estate shall pass out of Lessor; Lessee has only a possessory interest, not subject to levy and sale, and not assignable by Lessee except as provided in Paragraph 14 above.

HOLDING OVER                 21.   If Lessee remains in possession of Premises after expiration of the term hereof, with Lessor's acquiescence and without any express agreement of parties, Lessee shall be a month-to-month tenant upon all the same terms and conditions as contained in this Lease, except that the rental rate shall become one and one-half times the amount in effect at the end of said term of this Lease; and there shall be no renewal of this Lease by operation of law. Such month-to-month tenancy shall only require thirty (30) days notice by either party to the other to terminate such tenancy and Lessee's right of possession.

RIGHTS CUMULATIVE            22.   All rights, powers and privileges conferred hereunder upon parties hereto shall be cumulative but not restrictive to those given by law.

NOTICES                      23.   Any notice given pursuant to this Lease shall be in writing and sent by certified mail, return receipt requested, or by reputable overnight courier to:

                         (a)  Lessor in care of Stone Mountain Industrial Park, Inc., 5830 E. Ponce DeLeon Avenue, Stone Mountain,
                         Georgia 30083, or such other address as Lessor may hereafter designate in writing to Lessee.

                         (b)  Lessee in care of Attn.: Mike Haynes, CFO, GT Bicycles, 3100 West Segerstrom Avenue, Santa Ana,
                         California 92704, or such other address as Lessee may hereafter designate in writing to Lessor.

                         Any notice sent in the manner set forth above shall be deemed sufficiently given for all purposes hereunder on the day said notice is deposited in the mail or with the courier.

WAIVER OF RIGHTS             24.   No failure of Lessor to exercise any power given Lessor hereunder, or to insist upon strict compliance by Lessee with its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Lessor's right to demand exact compliance with the terms hereof.

TIME OF ESSENCE              25.   Time is of the essence in this Lease.

DEFINITIONS                  26.   "Lessor" as used in this Lease shall include Lessor, its heirs, representatives, assigns, and successors in title to the Premises. "Lessee" shall include Lessee, its heirs and representatives, successors, and if this Lease shall be validly assigned or sublet, shall include also Lessee's assignees or sub-lessees, as to Premises covered by such assignment or sublease. "Lessor" and "Lessee" include male and female, singular and plural, corporation, partnership or individual, as may fit the particular parties.
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EXTERIOR SIGNS               27. Lessee is given permission to erect its customary sign used to identify itself on the front entrance glass of the Premises provided any such sign by Lessee shall be subject to and in conformity with all applicable laws, zoning ordinances and building restrictions or covenants of record and must be approved by Lessor, based on the scaled drawing provided by Lessee, before installation. In the event a sign is erected by Lessee without Lessor's consent, Lessor shall have the right to remove said sign and charge the cost of such removal to Lessee as additional rent hereunder. Except upon prior written consent from Lessor, in no event shall Lessee utilize any portable or vehicular signs at the Premises. On or before termination of this Lease, Lessee shall remove any sign thus erected, and shall repair any damage or disfigurement, and close any holes, caused by such removal.

AD VALOREM TAXES             28. Lessee herein is leasing 40,000 square feet of a 156,206 square foot building. Lessor will pay all ad valorem taxes levied against the full 156,206 square foot building each year of the Lease term or any renewal hereof. Commencing in the year 1997 and during each remaining year of the Lease term herein granted, or any renewal hereof, Lessee, as additional rent, shall reimburse Lessor for all sums paid by
                         Lessor for the above ad valorem taxes, pro rata, based on the square footage occupied by the Lessee, in the
                         156,206 square foot building in excess of the total amount of ad valorem taxes payable for the year 1996.
                         Upon being notified by Lessor of said pro rata amount of ad valorem taxes, Lessee will remit same to Lessor within thirty (30) days in the same manner as rent.

USE OF PREMISES AND          29. (A) Premises shall be used for warehouse and distribution of bicycles and related bicycle products,
INSURANCE                and office purposes. Premises shall not be used for any illegal purposes, nor in any manner to create any nuisance or trespass, nor in any manner to vitiate the insurance, based on the above purposes for which the
                         Premises are leased.

                                 (B)  Lessee herein is leasing 40,000 square feet of a 156,206 square foot building. Lessor will carry, at Lessor's expense, "All Risk" Insurance Coverage on the full 156,206 square foot building in an amount not less than $3,515,000 or the full insurable value, whichever is greater. The term "full insurable value" shall mean the actual replacement cost, excluding foundation and excavation costs, as determined by Lessor. Lessor shall carry said insurance coverage at its expense. However, if the cost for insurance increases as a result of the occupancy or use of Lessee or of the occupancy or use by any sub-tenant or assignee of Lessee, Lessee shall be responsible for the increase on the entire building. Upon being notified by Lessor of said increased sums, Lessee will remit to Lessor said amount within thirty (30)
                         days.

                                 (C)  Lessee will carry, at Lessee's own expense, insurance coverage on all equipment, inventory, fixtures, furniture, appliances and other personal property on the Premises.

                                 (D)  Lessee shall procure, maintain and keep in full force and effect at all times during the term of this Lease and any renewal hereof, comprehensive public liability insurance indemnifying Lessor and
                         Lessee against all claims and demands for injury to, or death of, persons, or damage to property which may be claimed to have occurred upon the Premises in an amount not less than $2,000,000.00, per occurrence of coverage for injury (including death) to one or more persons attributable to a single occurrence and for property damage.

                                      To the full extent permitted by law, Lessor and Lessee each waives all right of recovery against the other for, and agrees to release the other from liability for, loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage; provided however, that the foregoing release by each party is conditioned upon the other party's carrying insurance with the above described waiver of subrogation, and if such coverage is not obtained or maintained by either party, then the other party's foregoing release shall be deemed to be rescinded until such waiver is either obtained or reinstated.

                                      All insurance provided for in this Lease shall be effected under enforceable policies issued by insurers of recognized responsibility licensed to do business in the state where the Premises are located. At least 15 days prior to the expiration date of any policy procured by Lessee, the original renewal policy for such insurance shall be delivered by the Lessee to the Lessor. Within 15 days after the premium on any such policy shall become due and payable, the Lessor shall be furnished with satisfactory evidence of its payment. The original policy or policies shall be delivered to Lessor at the commencement of this Lease.

                                      If the Lessee provides any insurance required by this Lease in the form of a blanket policy, the Lessee shall furnish satisfactory proof that such blanket policy complies in all respects with the provisions of this Lease, and that the coverage thereunder is at lease equal to the coverage which would be provided under a separate policy covering only the Premises.

                                      If the Lessor so requires, the policies of insurance provided for shall be payable to the holder of any mortgage, as the interest of such holder may appear, pursuant to a standard mortgage clause.
                         All such policies shall, to the extent obtainable provide that any loss shall be payable to the Lessor or to the holder of any mortgage notwithstanding any act or negligence of the Lessee which might otherwise result in forfeiture of such insurance. All such policies shall, to the extent obtainable, contain an agreement by the insurers that such policies shall not be cancelled without at least thirty days prior written notice to the Lessor and to the holder of any mortgage to whom loss hereunder may be payable.

ADDITIONAL CHARGES           30. In addition to rent, Lessee shall pay monthly in advance concurrent with rental payments, all applicable State and Local Sales Tax on all sums due under this Lease.

RADON GAS                    31. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public heath unit.

GROUNDS AND                  32. Notwithstanding the provisions of Paragraph 6 herein above, Lessor shall provide all material,
COMMON AREA              equipment and labor for exterior landscape and grounds maintenance for the Premises including mowing,
MAINTENANCE              mulching, weeding, fertilizing, insecticiding, pruning, routine replacement of trees and shrubbery, and other landscaping, drainage, and irrigation system maintenance. Lessor will also provide landscaping and maintenance for right-of-way areas, and the common irrigation and storm water management systems which serve the Premises and Westside Industrial Park ("common area maintenance").
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WATER AND                    33. The building of which the Premises are a part is served by one water meter. Lessor shall be
SEWER BILLS              billed by the utility for all water consumed in building along with related sewer charges, and Lessor shall promptly pay said bills. Lessor shall however, invoice Lessee monthly for Lessee's share of such water and sewer charges based on Lessee's portion of the leased space in building, and Lessee shall promptly pay said bills. If Lessee's consumption of water is increased by "non-domestic" manufacturing, processing, or other uses, exclusive of "domestic" uses such as office, restroom, drinking fountain, or is increased by
                         "domestic" uses arising from occupancy by more than one person per 2000 sq. ft. of leased floor area,
                         Lessee's share of water billed shall take such extra uses into account. Conversely, if water use by any other occupant of the building is increased by such "non-domestic" use or "domestic" uses arising from occupancy exceeding one person per 2000 sq. ft. of leased floor area, such other occupant's billing shall take such extra use into account.

                         Attached hereto and incorporated herein by reference are the following:

                         Addendum to Lease
                         Exhibit A- Legal Description
                         Exhibit B - Site Plan
                         Exhibit C - Building Specifications

                              THIS LEASE contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein, shall be of any force of effect.

                              If any term, covenant or condition of this Lease or the application thereof to any person, entity or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons, entities or circumstances other than those which or to which used may be held invalid or unenforceable, shall not be affected thereby, and each term, covenant or condition of this Lease shall be valid and enforceable to the fullest extent permitted by law.

                              IN WITNESS WHEREOF, the parties have hereunto set their hands and seals, the day and year first above written.



                          Signed, sealed and delivered                               STONE MOUNTAIN INDUSTRIAL PARK, INC.
                          in the presence of:                                        A GEORGIA CORPORATION



                          /s/ LINDA G. LAUSON                                        By:  /s/ MICHAEL G. KERN
                          -----------------------------------------                       -------------------------------
                          Witness                                                    Title: Vice President

                                                                                     LESSOR                  (Corp. Seal)


                          Signed, sealed and delivered                               GT BICYCLES, INC.
                          in the presence of:                                        A CALIFORNIA CORPORATION


                          /s/                                                        By:  /s/ MICHAEL HAYNES
                          -----------------------------------------                       ------------------------------
                          Witness                            5/2/96                  Title:  CFO

                                                                                     LESSEE                 (Corp. Seal)
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                    ADDENDUM TO LEASE DATED MAY ______, 1996

                  BETWEEN STONE MOUNTAIN INDUSTRIAL PARK, INC.
                                      AND
                               GT BICYCLES, INC.


34. SCHEDULE OF RENTS: Lessee shall pay to Lessor promptly on the first day of each month during the term of this Lease, in advance and without demand or offset:

            $12,000.00 per month July 1, 1996 through July 31, 1999

35. The 40,000 square foot Premises is part of a larger 54,062 square foot unit within 8291 Forshee Drive. The eastern boundary of the Premises shall be defined by a "chalk line". The 14,062 square foot area outside of the Premises but within the 54,062 square foot unit shall be known as the "Expansion Area" and shall be a defined term under this lease. Lessee shall not use the Expansion Area to store any goods or regularly use the Expansion Area as an aisle. The utilities serving the Expansion Area shall be controlled by Lessee and Lessee will be responsible for any associated costs. (Except Lessee shall not be responsible for a prorata share of the water and sewer expense for the Expansion Area). Should Lessor lease any portion of the Expansion Area to an entity other than Lessee, then Lessor shall properly demise the leased area from Lessee's Premises and separate the utilities prior to such other entity taking occupancy.

36. Provided that the Expansion Area is available and that Lessee is not in default hereunder, Lessee shall have the option to expand into the Expansion Area on a month to month lease basis by increments of 2,000 square feet of space; or Lessee may choose to lease either approximately 6,000 square feet or approximately 12,000 square feet of space for a term to run coterminous with this lease.

37. Lessor shall have a one time option to require that Lessee move its operation to the eastern portion of the 54,062 square foot unit to allow for the expansion of the adjacent tenant, provided that Lessee shall have the same amount of leasable area as it has under lease (not to include month to month leases) at the time notice is given. Lessor shall provide Lessee with a minimum of sixty (60) days within which to make its move, and shall pay to Lessee $2,500 to help defray Lessee's moving expenses.

38. Provided that Lessee is not in default hereunder and that Lessee has not sublet the Premises or assigned this Lease or its rights hereunder, Lessee shall have the option to expand into a larger available facility owned by Stone Mountain Industrial Park, Inc. at any time during this Lease Term, and this Lease shall terminate upon the commencement date of the lease for such larger facility.

39. Provided that Lessee is not in default hereunder and that Lessee has not sublet the Premises or assigned this Lease or its rights hereunder, Lessee shall have the one time option to renew this Lease for an additional three (3) year Lease Term under the same terms and conditions as herein set forth except that the monthly rental rate shall be $13,200.00 per month. Lessee shall provide Lessor with not less than 180 days advance written notice of its intent to renew the Lease.

40. Lessee shall be permitted to access the Premises as of June 1, 1996 for the purpose of setting up its racking and other systems.

41. Provided that Lessee is not in default hereunder and provided that Lessee has not sublet the entire Premises or assigned this Lease or its rights hereunder, during the first twelve (12) months of the term, Lessee shall have a "right of first offer" for the Expansion Area adjacent to the Premises, consisting of approximately 14,000 square feet, as more particularly shown on Exhibit B, on the terms and conditions of this paragraph. If Lessor desires to offer the Expansion Space for lease, Lessor will deliver to Lessee a written notice specifying the terms of the offer. Lessee will then have five (5) business days from the delivery of such notice to accept the offer in writing to lease the identical space as contained in the offer in accordance with terms of the offer. Lessor and Lessee shall promptly enter into an amendment to this Lease on all the same terms as this Lease, incorporating the rental terms contained in Lessor's notice with respect to the Additional Space, and adjusting other matters dependent upon the size of the new premises, such as Lessee's share of the common area expenses, ad valorem taxes and insurance premium payments. If Lessee fails to accept or rejects the offer within the 5-day period, Lessor will be entitled to lease the space on the same terms stated in the notice to Lessee; provided, however, that if Lessor proposes to lease the Additional Space on more favorable terms to a third-party, Lessor will again re-offer the Additional Space to Lessee on such terms and Lessee shall respond to such offer in this paragraph will automatically terminate. However, if Lessor does not lease the space, the space will not subsequently be leased without Lessor's compliance with this paragraph. Time is of the essence of this Lease. Lessee's right hereunder shall be subject to Graham Field Health Products, Inc. "right of first offer" which shall have priority over Lessee's right.

                                                               Book 8105 Pg 1155

                               LEGAL DESCRIPTION

                                    BLDG. 31

                            WESTSIDE INDUSTRIAL PARK


       A part of Section 27, Township I South, Range 25 East, Duval County Florida, together with a portion of Pickett Land Company's Farms Subdivision as recorded in Plat Book 5, page 93 of the current Public Records of Duval County, Florida, together with a portion of Unit 1, Westside Industrial Park Subdivision as recorded in Plat Book 46, page 84A-E of the current Public Records of Duval County, Florida, and being more particularly described as follows:

       Begin at the point of intersection of the northern right of way of Forshee Drive (80 ft. r/w) and the eastern right of way of Bulls Bay Hwy. (var. r/w); running thence along the eastern right of way of Bulls Bay Hwy. (var. r/w) N 0 degrees 00'00" E a distance of 56.40 feet to a point; running thence along said right of way N 08 degrees 05'34" W a distance of 437.96 feet to a point; running thence and leaving said right of way S 90 degrees 00'00" E a distance of 970.35 feet to a point; running thence S 0 degrees 00'00" E a distance of 473.62 feet to a point lying on the northern right of way of Forshee Drive (80 ft/ r/w); running thence along said right of way and a curve to the right (said curve having a chord bearing of S 84 degrees 42'02" W, a chord distance of 177.33 feet, and a radius of 960.00 feet) an arc distance of
286.01 feet to a point; running thence along said right of way N 90 degrees 00'00" W a distance of 732.12 feet to a point and the TRUE POINT OF BEGINNING.


       Said tract or parcel contains 10.5 acres and is more fully shown on that Site Plan of Building 31 for Pattillo Construction Co., prepared by Jason R. Houston, dated 12/01/94, last revised 12/27/94.


                                   EXHIBIT A

                 [FUTURE TRAILER STORAGE/PARKING AREA DRAWING]



                                   EXHIBIT B

GT Bicycles
May 1, 1996


                            WESTSIDE INDUSTRIAL PARK
                   BUILDING SPECIFICATIONS - BUILDING NO. 31
                                  GT BICYCLES


GENERAL FACILITY DESCRIPTION
- ----------------------------


(a)   LOCATION:                 Building No. 31, 8291 Forshee Drive, Westside Industrial Park, Jacksonville, Florida.

(b)   SIZE & OVERALL
      DIMENSIONS:               Approximately 40,000 sq. ft. including 900 to 1000 sq. ft. of finished office with 24' minimum ceiling clearance.  The property dimensions will be approximately 241.5' x 172' with 40' x 50'
                                interior column spacing.

(c)   OFFICE:                   Approximately 900 to 1,000 sq. ft. of heated and air conditioned office/restrooms area at the shipping doors. Offices will be built according to a Floor Plan to be prepared by Pattillo and mutually approved by GT Bicycles and Pattillo. (See Office Area Design & Finishes section for additional detail)

(d)   GENERAL CONDITIONS:       Cost of design, supervision, permits (including permit for installation of satellite), fees, meters, temporary utilities, and other expenses related to construction are included.  All work shall be being performed in a professional manner by Pattillo Construction Corporation in accordance with the applicable laws and regulations in effect in Duval County and the State of Florida.  Special water, sewer, environmental or other permits related to Lessee's particular processes, operations, or emissions are not included.

SITE WORK
- ---------

(a)   LANDSCAPE, DRAINAGE,
      & IRRIGATION:             All surface water will drains away from the building.  Services of a landscape architect have been provided to design landscaping for the premises, which will be installed in accordance with overall standards for Westside Industrial Park.

(b)   AUTOMOBILE PARKING:       Fifteen (15) parking spaces paved with asphalt along with required curb and gutter will be provided.
                                Lessor shall stripe seven (7) spaces in the truck area.

(c)   TRUCK AREAS &
      ACCESS DRIVES:            The 120' deep truck court area and all drives are to be paved with 6" of concrete rated at 3,000.

(d)   CURB & GUTTER:            Poured with 3,000 PSI concrete 18" x 6".

(e)   SIGNS & STRIPING:         Parking areas will receive single line painted striping and handicap signs.


CONCRETE
- --------

(a)   FOUNDATIONS:              All footings have been designed for 3,000 PSF soil bearing pressure and will poured with 3,000 PSI concrete.


                                   EXHIBIT C

GT Bicycles
Westside Industrial Park - Building No. 31
May 1, 1996
Page Two



(b)    SLAB ON GRADE:

       (1)    Five (5") inch thick 3,000 PSI concrete reinforced with synthetic fibers.  The surface will be steel trowel finished and floors will be chemically cured and hardened with "Lapidolith".  Subgrade will be chemically treated for termite protection.  Caulking of floor joints is excluded.

       (2)    Column isolation joint will be non-keyed, diamond or round formed with asphalt impregnated felt.

       (3)    Expansion joints at slab perimeter with asphalt impregnated fiberboard, 5/8" thick.

       (4)    Control joints saw cut, 1/4 of slab depth, 1/8" wide, bisect bays.

       (5)    Construction joints will have smooth dowels every 18" on center.

(c)    DOCK CANOPIES:           Concrete canopies, one over each truck door opening.

(d)    EXTERIOR STAIRWAYS:      Concrete stairways lead from warehouse area to truck court.

(e)    EXCLUDED:                Striping, caulking, granular fill.


MASONRY
- -------

(a)    EXTERIOR WALLS:          Exterior walls will be four inch brick backed with eight inch (8") concrete masonry units.

(b)    DEMISING WALL:           The wall demising GT Bicycles from other tenants will be constructed of 12" x 8" x 16".  Control joints will be filled with one layer 5/8" thick asphalt impregnated felt.

STRUCTURAL SYSTEM/METALS
- ------------------------

(a)    STRUCTURAL STEEL:        Structural steel beams, columns and joists (column spacing 40' x 50') including perimeter beams at the eave line and wind columns as required.  The structural steel frame will be designed dead load of 25 lbs. per square foot and a live load of 20 lbs. per square foot.

(b)    STEEL JOISTS:            Designed for dead load of 25 lbs. per square foot and live load of 20 lbs. per square foot and
                                Seismic Zone 1.  Bridging will be 1" x 1" x 7/67".

MOISTURE PROTECTION
- -------------------

(a)    The roof deck is slotted, galvanized steel deck (0.5" deep) covered with a flood coat of lightweight insulating aggregate concrete with 1" polystyrene board embedded in the flood coat along with two inches of additional insulating concrete above the polystyrene board.  The insulating concrete will be covered with a 4 ply, smooth surface, fiberglass built-up roof membrane topped with light tan pea gravel.  The roof system is designed to provide an "R" Factor of approximately 10 as calculated in accordance with the Energy Efficiency Code.  Gutters and downspouts are shop cooled galvanized steel, 24 gauge.

GT Bicycles
Westside Industrial Park - Building No. 31
May 1, 1996
Page Three



DOORS AND WINDOWS
- -----------------

(a)    OVERHEAD DOCK HEIGHT TRUCK DOORS:

       Each 10' (w) x 10' (h) opening will be provided with a 24 gauge steel, high lift truck door with 13 gauge angle mounted track.

(b)    WOOD DOORS:       Flush, solid core, 36" x 84", 1-3/4" thickness, birch veneer face, stain grade doors shall be provided for all interior office spaces.

(c)    ALUMINUM ENTRANCE DOOR FRAMES AND FIXED GLASS FRAMES:

       (1)    Entrance door frames shall be narrow style, extruded aluminum, with electrostatically applied enamel finish in color selected by Architect/Engineer.

       (2)    Fixed glass storefront framing system shall be extruded aluminum sections with electrostatically applied enamel finish in color selected by Architect/Engineer.  Members shall be installed with concealed fasteners.

(d)    GLASS AND GLAZING:

       (1)    All exterior glass shall be reflective, 1/4 inch minimum thickness, double glazed, solar bronze, insulated.
              Installation shall be in accordance with the recommendations of the manufacturers of the glass and glazing materials.

(e)    FINISH HARDWARE:

       (1)    Locks and latch sets shall be heavy duty cylindrical case, brushed aluminum finish as manufactured by Ruswin or equal.
              Lever handle sets shall be installed as required by code.

       (2)    Door closures shall be surface mounted.

       (3)    Push, kick, and mop plates shall be stainless or brushed aluminum.

       (4)    Hinges shall be heavy duty, ball bearing at doors with closures, oil bearing elsewhere.  On exterior hardware provide non-removable hinge pins.

       (5)    Office area to be keyed separate from warehouse.


FINISHES
- --------

(a)    GENERAL:

       900 to 1,000 sq. ft. of restroom and office area.

(b)    FURRING:       The office/warehouse demising wall will be furred and finished with 5/8" gypsum board.

(c)    DRYWALL:       Interior office walls and the temporary expansion wall shall be constructed as follows:

       (1)    Sheetrock shall be 5/8" thickness, tapered edges, fire rated, where required.  Corner beads to be metal and edge molding J type.  Finished height 9' - 0" and shall be screw applied and finished with a ready mixed, all purpose joint compound.  Fixture walls of toilet rooms shall receive moisture resistant gypsum board.

GT Bicycles
Westside Industrial Park - Building No. 31
May 1, 1996
Page Four


       (2)    Standard metal studs shall be 3-5/8", 26 gauge electro-galvanized steel, cold rolled C shaped, screw type, gauge as recommended by the manufacturer for partition framing.  Studs to be 24" on center.

       (3)    Restrooms to have 4" x 4" ceramic tile floor to 9' - 0" ceiling height.

(d)    FLOORS:

       (1)    Offices:          Carpeting with a $12.50/sq. yd. allowance or 12" x 12" x 1/8" vinyl composition tile as required.

       (2)    Restrooms:        4" x 4" ceramic tile.

(e)    CEILINGS:                Spaces scheduled to receive acoustical tile ceiling system shall have exposed grid system, 24 inches by 48 inches, non-directional fissured mineral board, 5/8 inch thickness, square edges, exposed steel "T" runners, white painted finish.  Ceiling shall be insulated with 3-1/2" inch fiberglass batts.

(f)    WAREHOUSE FINISHES:

       (1)    The personnel doors and frames will be painted - two coats.

       (2)    Warehouse walls and structural steel columns and beams will be painted white.

       (3)    Rodent Stripe - painted white rodent stripe, 12' around interior warehouse perimeter.

(g)   MILLWORK:                 Breakroom area shall be provided with base cabinets per office design.


SPECIALTIES
- -----------

(a)    TOILET PARTITIONS:       Plastic laminate (wood particle board core) with standard polish non-corrosive metal hardware.

(b)    TOILET ROOM ACCESSORIES:

       (1)    Brushed stainless steel toilet room accessories manufactured by Bobrick or equal shall be provided as follows:

       (2)    Semi-recessed paper towel dispenser: one each toilet room.

       (3)    Framed mirrors: one each lavatory except where unframed mirrors are provided, sloped, handicapped type where required by Southern Building Code.

       (4)    Handicapped grab bars: one pair each toilet.

       (5)    Soap dispenser: one (1) each toilet room.

       (6)    Two (2) napkin disposal units.

       (7)    Toilet tissue dispenser at each toilet.

GT Bicycles
Westside Industrial Park - Building No. 31
May 1, 1996
Page Five



(c)    FIRE EXTINGUISHERS:

       (1)    Fire extinguishers shall be provided as required by Southern Building Code in both the warehouse and office.

       (2)    All fire extinguishers in finished office areas are to be located in semi-recessed enameled steel cabinets with signage.

EQUIPMENT
- ---------

(a)    DOCK LEVELERS:           Five (5) each 6' x 8' manually operated mechanical dock levelers (20,000 lb. capacity).


PLUMBING
- --------

(a)    SERVICE LINES:           A 2" water line with standard 2" meter connection and 6" Schedule 40 PVC sewer line serve the building.  All systems and fixtures will be designed in accordance with applicable Florida codes.
                                Domestic water piping above grade will be copper.  Restrooms will be provided as described under
                                Office Area Design and Finishes and will be designed for handicapped accessibility as required by code.  Surcharges or tap on fees based on water or sewage effluent quality or quantity are excluded.

(b)    RESTROOMS:               Flush valve wall hung urinals and flush valve floor mounted toilets will be provided.

(c)    WATER COOLERS:           One (1) wall mounted electric stainless steel, top barrier free electric water cooler is included in the office area.

(d)    SINKS:

       (1)    Bathroom lavatories to be provided per code for 25 total employees per shift.

       (2)    Breakroom - single compartment, stainless steel sink shall be provided in breakroom vending area.

       (3)    Janitor's sink - single compartment, deep well sink shall be provided in janitor's room.

(e)    WATER CLOSETS:           Standard floor mounted, low consumption, flush valve, open front, elongated bowl, 17" rim height, white, vitreous china (handicap per code).

(f)    URINALS:                 Wall mounted, low consumption, flush valve, white, vitreous china.

(g)    WATER HEATER:            Electric, 50 gallon (typical) hot water will be provided to restrooms and sinks.

(h)    HOSE BIB:                Bronze or brass, integral mounting flange.

GT Bicycles
Westside Industrial Park - Building No. 31
May 1, 1996
Page Six



FIRE PROTECTION
- ---------------

(a)    SPRINKLER SYSTEM:        A complete wet sprinkler system designed and constructed to provide 0.32 gallons per minute to the most remote 3,000 square feet in accordance with N.F.P.A. Standards for a system.  System shall include yard mains, hose hydrants, interior hose stations, sprinkler heads, and chrome pendant heads will be used in the finished office area.  Office area to have 0.10 gpm per sq. ft. over most remote
                                3,000 sq. ft. to Code.  Four thousand sq. ft. of "coating area" to have drop heads.

(b)    FIRE HYDRANTS:           Fire hydrants - will be provided per building code.

(c)    EXCLUSION:               In-rack sprinkler, foam, etc. have not been provided for.  Sprinkler system within the freezers and coolers.

HVAC/MECHANICAL
- ---------------

(a)    NATURAL GAS:             Natural gas supply will be provided to the building with 2" - 2 psi entrance piping by the gas utility company.

(b)    OFFICE AREA HEAT AND COOLING:

       (1)    A complete independent HVAC system shall be provided for the office areas.

       (2)    The HVAC system shall be packaged units and mounted on the roof or split systems with the condensers ground mounted.
              The units shall be York, Trane, Carrier or equal.

       (3)    Air distribution will be by ceiling diffusers and controls with be electric thermostats.

       (4)    An exhaust fan will be provided for each restroom.

(c)    WAREHOUSE AREA HEAT:     Suspended gas fired unit heaters will be provided.  Design will maintain 70 degrees fahrenheit at outside temperature of 29 degrees fahrenheit.

(d)    WAREHOUSE VENTILATION:   Two (2) ceiling mounted warehouse fans will be provided.


ELECTRICAL
- ----------

(a)    MAIN SERVICE:            600 amp, 277/480 volt, three phase 4 wire main service with dry type transformers serving 120/208 volt loads.  A low voltage panel for office outlets, and circuitry equipment is included.  Circuitry for and connection of Purchaser supplied equipment is not included except as provided below.

(b)    EMERGENCY LIGHTING:      Facility exits will be clearly marked and the warehouse and office will have emergency light fixtures, all according to State and local codes.  Approximately 10% of all fixtures will be quartz restrike for emergency lighting.

(c)    WAREHOUSE LIGHTING:      All warehouse lighting to be metal halide fixtures with covers suspended between the bar joists.
                                Lighting levels will be to 25' candles.

GT Bicycles
Westside Industrial Park - Building No. 31
May 1, 1996
Page Seven




(d)    FORKLIFT DISCONNECT:     Two (2) 480 volt, 30 amp disconnects for forklifts chargers.

(e)    EXTERIOR LIGHTING:       Building mounted exterior flood lights will be installed at the corners of the building and above truck loading doors.  Soffit lighting will highlight the front entrance.  Lighting to provide
                                1/2 - 1 f.c. and to be high pressure sodium.

(f)    OFFICES:

       (1)    Lighting will be 2' x 4' lay in four tube 277 volt fixtures T8 lamps with electronic ballast.  Lighting to be controlled by motion detector.

       (2)    Telephone wire ways include empty outlet boxes and conduit to above finished ceiling.  Telephone and data systems wiring and equipment are excluded.

       (3)    110 Volt convenience outlets per standard.

(g)    WAREHOUSE OUTLETS:       Each quadraplex 110 volt outlets will be provided in the warehouse.

(h)    EXCLUDED:                Tenant supplied security and monitoring system.